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                                                No.  33-39691

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         AMENDMENT NO. 1
                               TO
                      REGISTRATION STATEMENT
                           ON FORM S-3
                             under
                    THE SECURITIES ACT OF 1933

            CENTRAL VERMONT PUBLIC SERVICE CORPORATION
        (exact name of issuer as specified in its charter)

Vermont                                    03-0111290
(State or other jurisdiction of            (IRS Employer
incorporation or organization)             Identification No.)

                         77 Grove Street
                      Rutland, Vermont 05701
    (Address of principal executive offices, including zip code, and telephone number, including area code, of registrant)

             CENTRAL VERMONT PUBLIC SERVICE CORPORATION
         DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

Jonathan W. Booraem, Treasurer          With a copy to:
Central Vermont Public Service          Denise J. Deschenes, Esq.
Corporation                             Primmer & Piper, P.C.
77 Grove Street                         52 Summer St., PO Box 159
Rutland, VT 05701                       St. Johnsbury, VT 05819
(802) 747-5223                          (802) 748-5061

         (Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /_X_/


                            -----------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
/PAGE
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                             PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.     Exhibits.

Exhibit
Number         Description of Exhibit
- -------        ----------------------

23             Consent of Independent Public Accounts
               --------------------------------------

               23.1  Consent of Arthur Andersen LLP <F1>

99             Exhibits
               --------

               99.1  Letter to Participants (accompanying new prospectus)



(FN)
(F1) Previously filed.
(/FN)

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                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rutland, State of Vermont, on the 5th day of August, 1996.

                 CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                 By: /s/ Robert H. Young
                    -------------------------------------
                    Robert H. Young
                    President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                        Date
- ---------                       -----                        ----
/s/ Robert H. Young
- ------------------------    President, Chief Executive       August 5, 1996
Robert H. Young             Officer, and Director

/s/ Francis J. Boyle
- ------------------------    Vice President Finance and       August 5, 1996
Francis J. Boyle            Administration and
                            Principal Financial Officer
/s/ James M. Pennington
- ------------------------    Controller and Principal         August 5, 1996
James M. Pennington         Accounting Officer

/s/ Frederic H. Bertrand
- ------------------------    Director                         August 5, 1996
Frederic H. Bertrand


- ------------------------    Director                         -------------
Elizabeth Coleman

/s/ Luther F. Hackett
- ------------------------    Director                         August 5, 1996
Luther F. Hackett

/s/ F. Ray Keyser, Jr.
- ------------------------    Director                         August 5, 1996
F. Ray Keyser, Jr.

/s/ Mary Alice McKenzie
- ------------------------    Director                         August 5, 1996
Mary Alice McKenzie


- ------------------------    Director                         -------------
Gordon P. Mills

/s/ Preston Leete Smith
- ------------------------    Director                         August 5, 1996
Preston Leete Smith

/s/ Robert D. Stout
- ------------------------    Director                         August 5, 1996
Robert D. Stout
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